Exhibit 10.11

AMENDMENT No. 1 EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) to that certain Employment Agreement, dated as of June 25, 2020 (“Agreement”) is made between Fusion Pharmaceuticals Inc. (the “Company”), and Eric Burak (the “Executive”) and is effective as of February 19, 2021 (the “Effective Date”).

WHEREAS, the Company and the Executive entered into the Agreement and now wish to clarify the use of the exchange rate as it may be applied to the Executive’s cash compensation.

NOW, THEREFORE, in consideration for payment of $10.00 CAD and the promises se forth below, the parties confirm and amend certain terms and conditions of the Agreement as follows:

1.

The third sentence in Section 2 (a) (Compensation and Related Matters) of the Agreement is hereby deleted in its entirety and replaced with the following sentence: “At the Company’s sole discretion, the Base Salary will be converted into and payable as Canadian dollars at the prior calendar year’s average exchange rate.”

2.	The parties acknowledge and agree that all other terms and conditions of the Agreement remain in full force and effect and will remain as such except as may be expressly altered by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Effective Date.

FUSION PHARMACEUTICALS, INC.

By:	/s/Maria D. Stahl
Its:	Chef Legal Officer

EXECUTIVE

/s/Eric Burak
Eric Burak